EXHIBIT 99.1


                                 [COMPANY LOGO]


                              FOR IMMEDIATE RELEASE


            NEPTUNE SOCIETY ANNOUNCES IT HAS EFFECTED A REVERSE SPLIT

Burbank, CA., March 22, 2002 - The Neptune Society, Inc. (OTCBB: NTUN), one of the country's largest publicly traded cremation specialists, announced today that it effected a reverse split of its capital stock on a four (old) for one
(new) share basis effective at 5:00 p.m. (Eastern Standard Time) on March 22, 2002. After the reverse split, The Neptune Society, Inc. will have 2,424,401 shares of common stock issued and outstanding and the trading symbol for shares of common stock on the NASD over-the-counter bulletin board will be NPTI.

                                  MARCO MARKIN



                             CHIEF EXECUTIVE OFFICER
                              NEPTUNE SOCIETY INC.

         For further information regarding The Neptune Society contact:
                    Gary R. Loffredo, Director (800) 535-7935
                             www.neptunesociety.com